Exhibit 10.2
PARTICIPATION SHARE AGREEMENT
(Class B Shares and Class C Shares)
     THIS PARTICIPATION SHARE AGREEMENT (this “Agreement”) is made as of ___, 2008 (the “Grant Date”), by and between Study Island Holdings, LLC, a Delaware limited liability company (the “Company”), and the individual named on the signature page hereto (the “Employee”);
     WHEREAS, the Company has adopted the 2007 Equity Compensation Plan as a means to provide incentives to employees of and consultants to the Company and its subsidiaries;
     WHEREAS, on the terms and subject to the conditions hereof, the Employee desires to acquire from the Company, and the Company desires to issue and grant to the Employee, the Company’s Class B Shares (the “Class B Shares”) and Class C Shares (the “Class C Shares”, and together with the Class B Shares, the “Participation Shares”), in each case in the amounts set forth on Schedule I, as hereinafter set forth; and
     WHEREAS, the Class B Shares will be subject to a Distribution Threshold of $65,000,000.
     NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:
1. Definitions.
     1.1 Agreement. The term “Agreement” shall have the meaning set forth in the preface.
     1.2 Applicable Federal Rate. The term “Applicable Federal Rate” shall have the meaning as set forth in Section 1274 of the Code.
     1.3 Board. The “Board” shall mean the Company’s Board of Managers.
     1.4 Cause. The term “Cause” means, in the case of any employee or other service provider who was issued Shares as consideration for such Person’s employment or services rendered to or on behalf of the Company or its Affiliates, “Cause” as defined in such Person’s written contract of employment or engagement, if any, as may be in effect at the time of the occurrence of any acts or omissions that may constitute “Cause”; provided, however, that in the case of any Person who is not party to any such written contract or whose written contract does not contain a definition of “Cause”, “Cause” shall mean any of the following, as determined by the Board in good faith: (a) fraud, embezzlement, material dishonesty or breach of fiduciary duty against the Company, (b) conviction or pleading of nolo contendere to a felony or a crime involving moral turpitude, (c) a material breach of, a material failure to perform, or material negligence in performance of, the duties of employment or other engagement by the Company or any of its Affiliates, (d) drug use or intoxication which negatively impacts job performance or (e) any gross or willful misconduct resulting in a loss to the Company or damage to its reputation.
     1.5 Code. The term “Code” shall mean the Internal Revenue Code of 1986, as amended.
     1.6 Company. The term “Company” shall have the meaning set forth in the preface.
     1.7 Confidential Information. The term “Confidential Information” shall have the meaning set forth in Section 9.5.
     1.8 Distribution Threshold. The term “Distribution Threshold” shall have the meaning as set forth in the LLC Agreement.
     1.9 Employee and Employment. The term “employee” shall mean any employee (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the Code) of the Company or any of its Subsidiaries, and the term “employment” shall include service as a part- or full-time employee to the Company or any of its Subsidiaries.
     1.10 Employee. The term “Employee” shall have the meaning set forth in the preface.
     1.11 Employee Group. The term “Employee Group” means, collectively, the Employee and the Employee’s Permitted Transferees.
     1.12 Fair Market Value. The term “Fair Market Value” shall mean the fair market value thereof as determined as of the applicable reference date in good faith by a majority of the disinterested members of the Board in good faith or, if there are no such disinterested members or such disinterested members are unable or unwilling so to act, a majority of the Board in good faith. The Board shall use the reasonable application of a reasonable valuation method to determine Fair Market Value in accordance with Section 409A of the Code.
     1.13 Good Reason. The term “Good Reason” shall have the same meaning ascribed to such term in any employment or severance agreement then in effect between Employee and the Company or one of its Subsidiaries or, if no such agreement containing a definition of “Good Reason” is then in effect, shall mean the termination of Employee’s employment only because of one or more of the following: (a) any act or omission that constitutes a material breach by the Company of any of its obligations under any employment agreement or terms which remains uncured for twenty days after written notice to the Company, specifying in reasonable detail the nature of such breach; (b) a material diminution in the responsibilities or authority of such Employee, which diminution is not rectified within twenty days after written notice to the Company; or (c) a material reduction in the base salary of such Employee that is not part of an overall reduction plan implemented by the Company.

     1.14 Grant Date. The term “Grant Date” shall have the meaning set forth in the preamble hereto.
     1.15 LLC Agreement. The term “LLC Agreement” shall mean that certain Amended and Restated Limited Liability Company Agreement among the Company and its members as amended from time to time.
     1.16 Management Investors. The term “Management Investors” shall have the meaning set forth in the preface.
     1.17 Permitted Transferee. The term “Permitted Transferee” means any transferee of Participation Shares in accordance with to the LLC Agreement.
     1.18 Person. The term “Person” shall mean any individual, corporation, partnership, limited liability company, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other entity of any nature whatsoever.
     1.19 Purchaser. The term “Purchaser” shall have the meaning set forth in the preface.
     1.20 Sale of the Company. The term “Sale of the Company” shall mean the sale of more than 80% of the voting securities of the Company or the Purchaser or substantially all of the assets of the Company or the Purchaser.
     1.21 Securities Act. The term “Securities Act” shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder, as the same may be amended from time to time.
     1.22 Subsidiary. The term “Subsidiary” shall mean any Person of which (i) a majority of the outstanding share capital, voting securities or other equity interests are owned, directly or indirectly, by the Company or (ii) the Company is entitled, directly or indirectly, to appoint a majority of the board of directors or managers or comparable supervisory body of such Person.
     1.23 Termination Date. The term “Termination Date” means the date upon which Employee’s employment with the Company and its Subsidiaries is terminated.
     1.24 Unvested Class B Shares. The term “Unvested Class B Shares” shall have the meaning set forth in Section 4.1.
     1.25 Vested Class B Shares. The term “Vested Class B Shares” shall have the meaning set forth in Section 4.1.
     1.26 Vested Participation Shares. The term “Vested Participation Shares” shall mean the Vested Class B Shares and the Class C Shares.
     Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the LLC Agreement.

2. Grant of Participation Shares.
     2.1 Issuance and Grant. Pursuant to the terms and subject to the conditions set forth in this Agreement, the Company hereby agrees to issue and grant to the Employee the number of Class B Shares and Class C Shares set forth on Schedule I attached hereto. The Company agrees that Employee’s provision of services to or for the benefit of the Company and/or Purchaser (subject to the terms of any agreement that may govern the provision of such services) constitutes sufficient consideration for the Participation Shares.
     2.2 Section 83(b) Election. Within 10 days after the Grant Date, the Employee shall file (via certified mail, return receipt requested) with the Internal Revenue Service a completed election under Section 83(b) of the Code and the regulations promulgated thereunder in the form of Exhibit A attached hereto. The Employee shall provide the Company with proof of such timely filing.
3. Investment Representations and Covenants of the Employee.
     3.1 Participation Shares Unregistered. The Employee acknowledges and represents that the Employee has been advised by the Company that:
     (a) the offer and grant of the Participation Shares have not been registered under the Securities Act;
     (b) the Participation Shares must be held indefinitely and the Employee must continue to bear the economic risk of the investment in the Participation Shares unless the offer and grant of such Participation Shares are subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available;
     (c) there is no established market for the Participation Shares and it is not anticipated that there will be any public market for the Participation Shares in the foreseeable future;
     (d) a restrictive legend in the form set forth below and the legends set forth in Section 3.10.3 and 3.10.4 of the LLC Agreement shall be placed on the certificates representing the Participation Shares:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN REPURCHASE OPTIONS AND OTHER PROVISIONS SET FORTH IN A PARTICIPATION SHARE AGREEMENT BETWEEN THE ISSUER AND [___] DATED AS OF [___], 2008, AS AMENDED AND MODIFIED FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE”; and

     (e) a notation shall be made in the appropriate records of the Company indicating that the Participation Shares are subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Participation Shares.
     3.2 Additional Investment Representations. The Employee represents and warrants that:
     (a) the Employee’s financial situation is such that Employee can afford to bear the economic risk of holding the Participation Shares for an indefinite period of time, has adequate means for providing for Employee’s current needs and personal contingencies, and can afford to suffer a complete loss of Employee’s investment in the Participation Shares;
     (b) the Employee’s knowledge and experience in financial and business matters are such that Employee is capable of evaluating the merits and risks of the investment in the Participation Shares;
     (c) the Employee understands that the Participation Shares are a speculative investment which involves a high degree of risk of loss of Employee’s investment therein, there are substantial restrictions on the transferability of the Participation Shares and, on the Grant Date and for an indefinite period thereafter, there will be no public market for the Participation Shares and, accordingly, it may not be possible for the Employee to liquidate Employee’s investment in case of emergency, if at all;
     (d) the terms of this Agreement provide that if the Employee ceases to be an employee of the Company or its Subsidiaries, the Company and its affiliates have the right to repurchase the Participation Shares at a price which may, under certain circumstances, be less than the Fair Market Value thereof;
     (e) the Employee understands and has taken cognizance of all the risk factors related to the acquisition of the Participation Shares and, other than as set forth in this Agreement, no representations or warranties have been made to the Employee or Employee’s representatives concerning the Participation Shares or the Company or their prospects or other matters;
     (f) the Employee has been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Company and its representatives concerning the Company and its Subsidiaries, the Company’s organizational documents and the terms and conditions of the acquisition of the Participation Shares and to obtain any additional information which the Employee deems necessary; and
     (g) all information which the Employee has provided to the Company and the Company’s representatives concerning the Employee and Employee’s financial position is complete and correct as of the date of this Agreement.

4. Vesting of Class B Shares.
     4.1 General. The Class B Shares issued to the Employee pursuant to this Agreement shall “vest” as provided in this Section 4. For purposes of this Agreement and the LLC Agreement, any Class B Shares which have vested pursuant to this Section 4 shall be “Vested Class B Shares”, and any Class B Shares which have not vested pursuant to this Section 4 and that remain outstanding and unvested shall be “Unvested Class B Shares”. Unless otherwise stated, the provisions of this Section 4 shall be in all respects subject to the provisions of Section 6 and Section 7 below.
     4.2 Time Vesting of Class B Shares. Subject to Section 6, for so long as the Employee remains employed by the Company or any of its subsidiaries, the Class B Shares will become “Vested Class B Shares” as follows: twenty percent (20%) of the Class B Shares shall vest on each of: the one year anniversary of the Grant Date, the second year anniversary of the Grant Date, the third year anniversary of the Grant Date, the fourth year anniversary of the Grant Date and the fifth year anniversary of the Grant Date, such that on the fifth year anniversary of the Grant Date, one hundred percent (100%) of the Class B Shares will have become Vested Class B Shares. The Class B Shares are subject to a Distribution Threshold of $65,000,000.
     4.3 Acceleration of Class B Shares. Notwithstanding the foregoing, all Unvested Class B Shares held by the Employee shall fully vest upon a Sale of the Company to the extent that (a) the Employee’s employment with the Company or its Subsidiaries has not been terminated prior to the consummation of such Sale of the Company or (b) the Employee’s employment with the Company and its Subsidiaries is terminated other than for Cause after the date which is 60 days prior to the date of execution of definitive and final agreements with respect to such Sale of the Company.
5. Vesting of Class C Shares. Subject to Section 6, the Class C Shares issued pursuant hereto are fully vested as of the date hereof.
6. Forfeiture of Participation Shares.
     6.1 The holder of any Participation Shares shall forfeit to the Company all or a portion of such Shares as follows:
               (a) if the Employee’s employment with the Company or any of its Subsidiaries is terminated at any time by the Company or any of its Subsidiaries for Cause, or by the Employee without Good Reason, such holder shall automatically forfeit all of such holder’s Participation Shares (whether or not such Shares are Vested Participation Shares) to the Company without consideration therefor, and the Company shall promptly thereafter cancel and retire such Shares;
               (b) if the holder of Participation Shares breaches or violates the covenants or other agreements relating to non-competition, non-solicitation and/or non-disclosure in any agreement as may now or hereafter exist between such holder and the Company or any of its Subsidiaries and such breach or violation is not cured to the satisfaction of the Company within

10 business days notice thereof by the Company to such holder, such holder shall automatically forfeit all of such holder’s Participation Shares (whether or not such Shares are Vested Participation Shares) to the Company without consideration therefor, and the Company shall promptly thereafter cancel and retire such Shares; and
               (c) all unvested Class B Shares and all Class C Shares shall be forfeited if Employee’s employment with the Company or its Subsidiaries ceases for any reason.
     6.2 Upon a forfeiture of an individual’s Participation Shares pursuant to this Section 6, if the individual fails or refuses to execute such documents or instruments of transfer as requested by the Board of Managers, the Board of Managers may appoint any Person to act as attorney-in-fact for such Person in order to execute such documents or instruments of transfer.
7. Repurchase Right.
     7.1 If the Employee’s employment with the Company and its Subsidiaries terminates for any reason other than those set forth in Section 6(a) and (b), the Company shall have the right and option to purchase for a period of 18 months following the Termination Date, and each member of the Employee Group shall be required to sell to the Company, any or all of such Vested Participation Shares then held by such member of the Employee Group at a price per unit equal the Fair Market Value of such Share measured as of the date of repurchase (it being understood that if Vested Participation Shares of any class subject to repurchase hereunder may be repurchased at different prices, the Company may elect to purchase some or all of the Vested Participation Shares of one or both classes).
     7.2 If the Company desires to exercise one of its options to purchase Vested Participation Shares pursuant to this Section 7, the Company shall send written notice to each member of the Employee Group holding Vested Participation Shares of its intention to purchase Vested Participation Shares, specifying the number of Vested Participation Shares to be purchased and the purchase price thereof (the “Repurchase Notice”). The closing of the purchase of the Vested Participation Shares shall take place at the principal office of the Company on a date specified by the Company no later than the 30th day after the giving of the Repurchase Notice.
     7.3 If there is more than one member of the Employee Group, the failure of any one member thereof to perform its obligations hereunder shall not excuse or affect the obligations of any other member thereof, and the closing of the purchases from such other members by the Company shall not excuse, or constitute a waiver of its rights against, the defaulting member.
8. Certain Limitations on the Company’s Right to Purchase Participation Shares.
     8.1 Timing and Method of Payment.
               (a) Subject to the terms and conditions set forth herein, at the closing of the purchase of Participation Shares pursuant to Section 7, the Company will pay the purchase price with respect to the called Participation Shares as set forth in Section 8.2; provided that, the

Company shall not be required to make such cash payment if it is prohibited from making such cash payment, or one of the Company’s Subsidiaries is prohibited from making a distribution to the Company to provide the Company with sufficient funds to make such cash payment, by applicable law, regulation or order of any governmental or judicial authority, the LLC Agreement or other operating agreement of the Company or its Subsidiaries, or the financing documents or financial provisions of the organizing documents of the Company or its Subsidiaries (any such restriction, a “Payment Restriction”). If such a Payment Restriction exists, the Company will pay such purchase price in the form of a junior subordinated note of the Company (a “Junior Subordinated Note”) (or partially in cash, to the extent such partial cash payment is not so prohibited) bearing interest at the Applicable Federal Rate, compounded annually. The principal and interest with respect to such note shall be payable within a ten (10) business day period after the earliest to occur of (w) the date on which such Payment Restriction no longer exists, (x) the date of the Sale of the Company and (y) the date of an Initial Public Offering. In no event shall the Company have any obligation to take any action to eliminate or reduce the duration of the Payment Restriction.
     8.2 Payment for Participation Shares. If at any time the Company elects to purchase any Participation Shares pursuant to Section 7, the Company shall pay the purchase price for the Participation Shares it purchases (a) first, by the cancellation of any indebtedness, if any, owing from the Employee to the Company or any of its Subsidiaries (which indebtedness shall be applied pro rata against the proceeds receivable by each member of the Employee Group receiving consideration in such repurchase) and (b) then, by the Company’s delivery of a check or wire transfer of immediately available funds or, if applicable, a Junior Subordinated Note, for the remainder of the purchase price, if any, against delivery of the certificates or other instruments representing the Participation Shares so purchased, duly endorsed. The Company shall have the right set forth in clause (a) of the first sentence of this Section 8.2 whether or not the member of the Employee Group selling such Participation Shares is an obligor of the Company. Any Junior Subordinated Note shall become prepayable (or redeemable) upon a Sale of the Company from net cash proceeds, if any, payable to the Company or its equity holders; to the extent that sufficient net cash proceeds are not so payable, the Junior Subordinated Note shall be cancelled in exchange for such other non-cash consideration received by equity holders in the Sale of the Company having a Fair Market Value equal to the principal of and accrued interest on the note. The principal of and accrued interest on any such note may be prepaid in whole or in part at any time at the option of the Company.
9. Noncompetition; Nonsolicitation, Protection of Confidential Information.
     9.1 Applicability. This Section 9 will survive the termination of this Agreement and the Employee’s employment with the Company. As used in this Section 9, the “Company” shall mean the Company and the Company’s Subsidiaries.
     9.2 Restricted Period. As used in this Section 9, the “Restricted Period” means the period commencing on the Grant Date and ending two years following the Termination Date (the “Trigger Date”).

     9.3 Noncompetition. During the Restricted Period, the Employee will not engage in any business in any manner, directly or indirectly, individually or as a consultant to, or as an employee, officer, director, stockholder, partner or other owner or participant of, any entity that (a) is in competition with any business of the Company or any business in which, to the Employee’s knowledge, the Company had plans to engage or was considering engaging as of the Trigger Date, or (b) inevitably will result in the disclosure or use of the Company’s Confidential Information, as defined in Section 9.5 below, in either case in any state in the United States where the Company’s does business as of the Trigger Date or where, to the Employee’s knowledge, the Company had plans to engage or was considering engaging as of the Trigger Date.
     9.4 Nonsolicitation. As used in this Section 9, “Solicitation” means, directly or indirectly, individually or as a consultant to, or as an employee, officer, director, stockholder, partner or other owner or participant of, any entity, (a) the solicitation of, inducement of, or attempt to induce, any employee, agent or consultant (including freelance writers and content providers) of the Company to leave the employ of, or stop providing services to, the Company; (b) the offering or aiding another to offer employment to, or interfering or attempting to interfere with the Company’s relationship with, any employees or consultants (including freelance writers and content providers) of the Company; (c) the solicitation of, or assistance to any entity or person in solicitation of, any customers suppliers (including freelance writers and content providers) of the Company to discontinue doing business with the Company; or (d) interfering with any relationship between the Company and any of its customers or suppliers (including freelance writers and content providers).
     During the Restricted Period, the Employee will not engage in or attempt to engage in any Solicitation, provided that Solicitation will not be considered to have occurred by the general advertising for or hiring of any employee by entities with which the Employee is associated, as long as he does not directly or indirectly (i) induce such employee to leave the Company, (ii) contact such employee prior to his departure from the Company regarding employment, or (iii) in the case of hiring such employee, control such entity or have any input in the decision to hire such employee.
     9.5 Protection of the Company’s Confidential Information. As used in this Agreement, “Confidential Information” means all information that relates to the business, technology, manner of operation, suppliers, customers, finances, employees, plans, proposals or practices of the Company or of any third parties doing business with the Company, and includes, without limitation, the identities of and other information regarding the Company’s suppliers, customers and prospects, supplier lists, employee information, business plans and proposals, software programs, marketing plans and proposals, technical plans and proposals, research and development, budgets and projections, nonpublic financial information, and all other information the Company designates as “confidential” or intends to keep as confidential or proprietary. Excluded from the definition of Confidential Information is information that is or becomes generally known to the public, other than through the breach of this Agreement by the Employee. For this purpose, information known or available generally within the trade or industry of the Company shall be deemed to be generally known to the public.

     The Employee understands and agrees that Confidential Information will be considered the trade secrets of the Company and will be entitled to all protections given by law to trade secrets and that the provisions of this Agreement apply to every form in which Confidential Information exists, including, without limitation, written or printed information, films, tapes, computer disks or data, or any other form of memory device, media or method by which information is stored or maintained. The Employee acknowledges that in the course of employment with the Company, he has received and may receive Confidential Information of the Company. The Employee further acknowledges that Confidential Information is a valuable, unique and special asset belonging to the Company. For these reasons, and except as otherwise directed by the Company, the Employee agrees, during his employment, and at all times after the termination of his employment with the Company, that he will not disclose or disseminate to anyone outside the Company, nor use for any purpose other than as required by his work for the Company, nor assist anyone else in any such disclosure or use of, any Confidential Information. Upon the Company’s request at any time and for any reason, the Employee shall immediately deliver to the Company all materials (including all soft and hard copies) in the Employee’s possession which contain or relate to Confidential Information.
     9.6 Ownership of Intellectual Property. All inventions, modifications, discoveries, designs, developments, improvements, processes, software programs, works of authorship, documentation, formulae, data, techniques, know-how, trade secrets or intellectual property rights or any interest therein (for purposes of this Section 9, the “Developments”) made by the Employee, either alone or in conjunction with others, at anytime or at any place during the Employee’s employment with the Company, whether or not reduced to writing or practice during such period of employment, which relate to the business in which the Company is engaged or, to the knowledge of the Employee, in which the Company intends to engage, shall be and hereby are the exclusive property of the Company without any farther compensation to the Employee. In addition, without limiting the generality of the prior sentence, all Developments which are copyrightable work by the Employee are intended to be “work made for hire” as defined in Section 101 of the Copyright Act of 1976, and shall be and hereby are the property of the Company.
     The Employee shall promptly disclose any Developments to the Company. If any Development is not the property of the Company by operation of law, other provisions of this Agreement or otherwise, the Employee will, and hereby does, assign to the Company all right, title and interest in such Development, without further consideration, and will assist the Company and its nominees in every way, at the Company’s expense, to secure, maintain and defend the Company’s rights in such Development. The Employee shall sign all instruments necessary for the filing and prosecution of any applications for, or extension or renewals of, letters patent (or other intellectual property registrations or filings) of the United States or any foreign country which the Company desires to file and relates to any Development. The Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as such Employee’s agent and attorney-in-fact (which designation and appointment shall be deemed coupled with an interest and shall survive the Employee’s death or incapacity), to act for and in the Employee’s behalf to execute and file any such applications, extensions or renewals and to do all other lawfully permitted acts to further the prosecution and issuance of such letters patent, other intellectual property registrations or filings, or such other similar documents with the same legal force and effect as if executed by the Employee.
     9.7 Repayment of Proceeds. If Employee violates any provision of this Section 9, then Employee shall be required to pay to the Company, within ten business days following the date on which Employee commits such violation, an amount equal to the aggregate proceeds, if any, Employee received upon the sale or other disposition of Employee’s Participation Shares.
     9.8 Equitable Relief. The Employee acknowledges that (a) the provisions of this Section 9 are essential to the Company; (b) that the Company would not enter into this Agreement if it did not include this Section 9; and (c) that damages sustained by the Company as a result of a breach of this Section 9 cannot be adequately remedied by monetary damages. Furthermore, the Employee agrees that the Company, notwithstanding any other provision of this Agreement, and in addition to any other remedy it may have under this Agreement, or at law, will be entitled to injunctive and other equitable relief to prevent or curtail any breach of this Section 9.
10. Miscellaneous.
     10.1 Transfers to Permitted Transferees. Prior to the transfer of Participation Shares to a Permitted Transferee (other than a transfer subsequent to a Sale of the Company), the Employee shall deliver to the Company a written agreement of the proposed transferee (a) evidencing such Person’s undertaking to be bound by the terms of this Agreement and (b) acknowledging that the Participation Shares transferred to such Person will continue to be Participation Shares for purposes of this Agreement in the hands of such Person. Any transfer or attempted transfer of Participation Shares in violation of any provision of this Agreement or the LLC Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Participation Shares as the owner of such Participation Shares for any purpose.
     10.2 Recapitalizations, Exchanges, Etc., Affecting Participation Shares. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to Participation Shares, to any and all securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Participation Shares, by reason of any dividend payable in shares, issuance of shares, combination, recapitalization, reclassification, merger, consolidation or otherwise.
     10.3 Employee’s Employment by the Company. Nothing contained in this Agreement shall be deemed to obligate the Company or any Subsidiary of the Company to employ the Employee in any capacity whatsoever or to prohibit or restrict the Company (or any such Subsidiary) from terminating the employment of the Employee at any time or for any reason whatsoever, with or without Cause.
     10.4 Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives,

successors and assigns; provided, however, that no transferee shall derive any rights under this Agreement unless and until such transferee has executed and delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement.
     10.5 Amendment; Waiver. This Agreement may be amended only by a written instrument signed by the parties hereto. No waiver by any party hereto of any of the provisions hereof shall be effective unless set forth in a writing executed by the party so waiving.
     10.6 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein.
     10.7 Jurisdiction. Any suit, action or proceeding with respect to this Agreement, or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of Delaware, and each of the Company and the members of the Employee Group hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. Each of the members of the Employee Group and the Company hereby irrevocably waives (a) any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware, (b) any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and (c) any right to a jury trial.
     10.8 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, telecopied (with confirmation of receipt), one day after deposit with a reputable overnight delivery service (charges prepaid) and three days after deposit in the U.S. Mail (postage prepaid and return receipt requested) to the address set forth below or such other address as the recipient party has previously delivered notice to the sending party.

(a)	If to the Company:

Study Island Holdings, LLC
c/o Providence Equity Partners
50 Kennedy Plaza, 18th Floor
Providence, Rhode Island 02703
Facsimile: (401) 751-1790
Attention: Peter O. Wilde

With a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
100 Federal Street, 34th Floor
Boston, Massachusetts 02110
Facsimile: (617) 772-8333
Attention: Kevin J. Sullivan, Esq.

               (b) If to the Employee, to the address as shown on the unit register of the Company.
     10.9 Counterparts. This Agreement may be executed in separate counterparts, and by different parties on separate counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
     10.10 Injunctive Relief. Without intending to limit the remedies available to each of the parties hereto, the Company, the Employee and the Employee’s Permitted Transferees each acknowledges that a breach of any of the terms of this Agreement may result in material and irreparable injury for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, each party hereto shall be entitled to seek a temporary restraining order and/or preliminary or permanent injunction restraining the other party (and their Permitted Transferees) from engaging in activities prohibited by this Agreement or such other relief as may be required specifically to enforce any of the terms hereof. If for any reason it is held that the restrictions under this Agreement are not reasonable or that consideration therefore is inadequate, such restrictions shall be interpreted or modified to include as much of the duration and scope identified in this Agreement as will render such restrictions valid and enforceable.
     10.11 Rights Cumulative; Waiver. The rights and remedies of the Employee and the Company under this Agreement shall be cumulative and not exclusive of any rights or remedies which either would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by either party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such party’s other or further exercise or the exercise of any other power or right. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.
* * * * *

IN WITNESS WHEREOF, the parties have executed this Participation Share Agreement as of the date first above written.

STUDY ISLAND HOLDINGS, LLC, a Delaware limited liability company
By:
Name:
Title:

[Name of Employee]

[Signature Page to Participation Share Agreement]

SCHEDULE I

Participation Shares	Number
Class B Shares:
Class C Shares:

EXHIBIT A
ELECTION TO INCLUDE PARTICIPATION SHARES IN GROSS
INCOME PURSUANT TO SECTION 83(b) OF THE
INTERNAL REVENUE CODE
     The undersigned acquired shares (the “Participation Shares”) of Study Island Holdings, LLC (the “Company”) on [___], 2008. The Participation Shares entitled the undersigned to a “profits interest” in the Company and are subject to certain restrictions pursuant to the Participation Share Agreement.
     Pursuant to §83(b) of the Internal Revenue Code, as amended, and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Participation Shares (described below), to report as taxable income for calendar year 2007 the excess, if any, of the Participation Shares’ fair market value on [___], 2008 over the purchase price thereof.
     The following information is supplied in accordance with Treasury Regulation §1.83-2(e):
     1. The name, address and social security number of the undersigned:
     [Name]
     [Address]
     SSN:__________________
     2. A description of the property with respect to which the election is being made: ___ Class B Shares and ___Class C Shares.
     3. The date on which the property was transferred: [___], 2008 (“Grant Date”). The taxable year for which such election is made: calendar year 2008.
     4. The restrictions to which the property is subject. So long as the undersigned remains employed by the Company, the Class B Shares will vest twenty percent (20%) on each of the first, second, third, fourth and fifth anniversaries of the Grant Date. The Class C Shares will be forfeited on the day that the undersigned ceases to be employed by the Company.
     5. The aggregate fair market value on [___], 2008 of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $0.
     6. The aggregate amount paid for such property: $0.

     A copy of this election has been furnished to the Secretary of the Company pursuant to Treasury Regulation §1.83-2(e)(7).

Dated: [___], 2007

[Name]